Exhibit 10.4
SECOND AMENDED AND RESTATED ASGN INCORPORATED
2012 EMPLOYMENT INDUCEMENT INCENTIVE AWARD PLAN

EXECUTIVE PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD NOTICE
ASGN Incorporated, a Delaware corporation, (the “Company”), pursuant to the Second Amended and Restated ASGN Incorporated 2012 Employment Inducement Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an award of Performance-Based Restricted Stock Units (“PSUs”). Each PSU represents the right to receive up to two Shares of the Company’s common stock upon vesting of such PSU. This award of PSUs is subject to all of the terms and conditions set forth herein attached hereto as Exhibit A (the “Award Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Executive Performance-Based Restricted Stock Unit Award Notice (the “Grant Notice”) and Award Agreement.

Participant:
Grant Date:
Grant Number:
Total Number of PSUs:

Vesting Schedule:
These PSUs are subject to a service condition and a performance condition. The service condition shall be satisfied in full on [three years from grant date], subject to your continued service to the Company or any of its subsidiaries through such date. The number of shares to be granted under the PSUs will remain subject to certification by the Company’s Compensation Committee of attainment of the following performance target for the three-year period ending on December 31, ____, and the modifier for the three-year period ending on _______ as follows:

The number of shares to be issued under the PSU Grant shall be based on the average achievement related to [performance target] for the three years ending December 31, ____, ____ and ____. Achievement of the targets set forth below provides for the payout of shares as a percentage of the number of PSUs granted (“Target”).

[TBD]

Termination:
The PSUs will be subject to forfeiture upon a Termination of Services as set forth in Section 2.5 of the Award Agreement, provided, however, that if Participant’s service to the Company is terminated: (a) by the Company not for Cause (as such term may be defined in an applicable employment (or similar service) agreement by and between Participant and the Company, or in the Company’s Amended and Restated Change in Control Severance Plan if no such agreement exists), then a pro rata portion of the PSUs shall remain outstanding and eligible to vest in accordance with Section 2.3(b) of the Award Agreement; (b) by the Participant due to his or her retirement, subject to approval by the Compensation Committee in its sole discretion and in consideration of the Participant’s provision of successful succession planning to the Company’s requirements, then a pro rata portion of the PSUs shall remain outstanding and eligible to vest in accordance with Section 2.3(c) of the Award Agreement; or (c) due to the Participant’s death or Disability (as defined in the Award Agreement), then all of the PSUs shall remain outstanding and eligible to vest in accordance with Section 2.3(d) of the Award Agreement.

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Award Agreement set forth in Exhibit A and this Grant Notice. Participant has reviewed the Award Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Award Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Award Agreement. In addition, by signing below, Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.6(b) of the Agreement by (i) withholding Shares otherwise issuable to Participant upon full vesting of the PSUs, (ii) instructing a broker on Participant’s behalf to sell Shares otherwise issuable to Participant upon vesting of the PSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.6(b) of the Agreement or the Plan. If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

ASGN INCORPORATED:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:	Date:
Address:	Address:

2

EXHIBIT A
TO EXECUTIVE PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD NOTICE
ASGN INCORPORATED EXECUTIVE PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Executive Performance-Based Restricted Stock Unit Award Notice (the “Grant Notice”) to which this Executive Performance-Based Restricted Stock Unit Award Agreement (this “Agreement”) is attached, ASGN Incorporated, a Delaware corporation (the “Company”), has granted to Participant an award of performance-based restricted stock units (“PSUs”) under the Second Amended and Restated ASGN Incorporated 2012 Employment Inducement Incentive Award Plan, as amended from time to time (the “Plan”).

ARTICLE I.
GENERAL
1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice. As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding Share (subject to adjustment as provided in Section 12.2 of the Plan) solely for purposes of the Plan and this Agreement. The PSUs shall be used solely as a device for the determination of the payment to eventually be made to Participant if such PSUs vest pursuant to Section 2.3 hereof. The PSUs shall not be treated as property or as a trust fund of any kind.
1.2    Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.
GRANT OF RESTRICTED STOCK UNITS
2.1    Grant of PSUs; Employment Inducement Award.
(a)    For good and valuable consideration, receipt of which is acknowledged by the Company, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant an award of PSUs as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.
(b)    The PSUs are intended to constitute an “employment inducement” award under New York Stock Exchange (“NYSE”) Rule 303A.08, and consequently are intended to be exempt from the NYSE rules regarding shareholder approval of stock option plans or other equity compensation arrangements. This Agreement and the terms and conditions of the PSUs shall be interpreted in accordance and consistent with such exemption.
2.2    Company’s Obligation to Pay. Each PSU has a value equal to the Fair Market Value of zero to two Shares on the date it becomes vested. Unless and until the PSUs will have vested in the manner set forth in Article 2 hereof, Participant will have no right to payment of any such PSUs. Prior to actual payment of any vested PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.3    Vesting Schedule.
(a)    Subject to Sections 2.3(b)-(d) and 2.5 hereof, the PSUs awarded by the Grant Notice will vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth on the Grant Notice to which this Agreement is attached (the “Vesting Schedule”), subject to Participant’s continued employment or services through the applicable vesting dates, as a condition to the vesting of the applicable installment of the PSUs and the rights and benefits under this Agreement. Unless otherwise determined by the Administrator or as set forth in Sections

2.3(b)-(d) and 2.5 hereof, partial employment or service, even if substantial, during any vesting period will not entitle Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of Participant’s consultancy, employment or directorship (a “Termination of Services”) as provided hereto or under the Plan.
(b)    In addition, upon a Termination of Services by the Company not for Cause (as such term may be defined in an applicable employment (or similar service) agreement by and between Participant and the Company, or in the Company’s Amended and Restated Change in Control Severance Plan if no such agreement exists), the PSUs shall remain outstanding and eligible to vest (without the requirement of continued employment beyond such termination) as set forth in the Grant Notice to which this Agreement is attached (i.e., subject to the achievement of the applicable performance goal(s) during the three-year performance period) on a pro rated basis (based on length of employment to the Company during the three-year period beginning on January 1 of the year of grant).

(c)    Upon a Termination of Services by the Participant due to his or her retirement, subject to approval by the Compensation Committee in its sole discretion and in consideration of the Participant’s provision of successful succession planning to the Company’s requirements, the PSUs shall remain outstanding and eligible to vest (without the requirement of continued employment beyond such termination) as set forth in the Grant Notice to which this Agreement is attached (i.e., subject to the achievement of the applicable performance goals(s) during the three-year performance period) on a pro rated or more basis (based on length of employment to the Company during the three-year period beginning on January 1 of the year of grant).

    (d)    Upon the Participant’s Termination of Services due to the Participant’s death or the Participant becoming disabled within the meaning of Section 409A (as defined in Section 3.13 below)(a “Disability”), the PSUs shall remain outstanding and eligible to vest (without the requirement of continued employment beyond such termination) as set forth in the Grant Notice to which this Agreement is attached (i.e., subject to the achievement of the applicable performance goals(s) during the three-year performance period) in full.
2.4    Consideration to the Company. In consideration of the grant of the award of PSUs by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
2.5    Forfeiture, Termination and Cancellation upon Termination of Services. Except as set forth in Section 2.3(b)-(d), upon Participant’s Termination of Service for any or no reason, all then unvested RSUs subject to this Agreement will thereupon be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. Upon a Participant’s Termination of Services not for Cause or due to retirement as set forth in Section 2.3(b) and (c), a portion of the PSUs shall remain outstanding and eligible to vest in accordance with Section 2.3(b) and (c) hereof. Upon a Participant’s Termination of Employment due to death or Disability as set forth in 2.3(d), all of the PSUs shall remain outstanding and eligible to vest in accordance with Section 2.3(d).
2.6    Payment upon Vesting.
(a)    As soon as administratively practicable following the vesting of any PSUs pursuant to Section 2.3 hereof, but in no event later than 60 days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A, the Company shall deliver to Participant (or any transferee permitted under Section 3.2 hereof) a number of Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) up to two times the number of PSUs subject to this award that vest on the applicable vesting date, unless such PSUs terminate prior to the given vesting date pursuant to Section 2.5 hereof. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 2.7(a), (b) or (c) hereof, then the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with Sections 2.7(a), (b) or (c) hereof.
(b)    Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by Participant of any sums required by applicable law to be withheld with respect to the grant of PSUs or the issuance of Shares. Such payment shall be made by deduction from other compensation payable to Participant or in such other form of consideration acceptable to the Company which may, in the sole discretion of the Administrator, include:
(i)    Cash or check;
(ii)    Surrender of Shares (including, without limitation, Shares otherwise issuable under the PSUs) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; or
(iii)    Other property acceptable to the Administrator (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares then issuable under the PSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).
The Company shall not be obligated to deliver any new certificate representing Shares to Participant or Participant’s legal representative or enter such Share in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the grant or vesting of the PSUs or the issuance of Shares.
2.7    Conditions to Delivery of Stock. Subject to Section 2.6 hereof, the Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued Shares or treasury Shares. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares deliverable hereunder or portion thereof prior to fulfillment of all of the following conditions:
(a)    The admission of such Shares to listing on all stock exchanges on which such Shares are then listed;
(b)    The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)    The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 2.6 hereof; and
(e)    The lapse of such reasonable period of time following the vesting of any PSUs as the Administrator may from time to time establish for reasons of administrative convenience.
2.8    Rights as Stockholder. The holder of the PSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the PSUs and any Shares underlying the PSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12.2 of the Plan.

ARTICLE III.
OTHER PROVISIONS
3.1    Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. Neither any person or persons acting as the Administrator nor any member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the PSUs.
3.2    Grant is Not Transferable. During the lifetime of Participant, the PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the PSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the PSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
3.3    Binding Agreement. Subject to the limitation on the transferability of the PSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.4    Adjustments Upon Specified Events. The Administrator may accelerate payment and vesting of the PSUs in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Shares contemplated by Section 12.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Stock), the Administrator shall make such adjustments the Administrator deems appropriate in the number of PSUs then outstanding and the number and kind of securities that may be issued in respect of the PSUs. Participant acknowledges that the PSUs are subject to amendment, modification and termination in certain events as provided in this Agreement and under the Plan, including without limitation, under Section 12.2 of the Plan.
3.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
3.6    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.7    Governing Law. The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.8    Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.9    Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of Participant.
3.10    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
3.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.12    Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
3.13    Section 409A. The PSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the PSUs (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the PSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
3.14    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to PSUs, as and when payable hereunder.

EXHIBIT B
TO EXECUTIVE PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD NOTICE

CONSENT OF SPOUSE

I, ____________________, spouse of ____________________, have read and approve the foregoing ASGN Incorporated Executive Performance-Based Restricted Stock Unit Award Notice, and the ASGN Incorporated Executive Performance-Based Restricted Stock Unit Award Agreement (together, the “Agreement”). In consideration of issuing to my spouse the shares of the common stock of ASGN Incorporated set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of ASGN Incorporated issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.
Dated: ________________________
Signature of Spouse

PLEASE NOTE: THIS DOCUMENT ONLY NEEDS TO BE SIGNED IF YOU ARE MARRIED AND RESIDE IN ONE OF THE FOLLOWING STATES: Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Wisconsin.